UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported):  November 9, 2007

Travelzoo Inc.

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(Exact Name of Registrant as Specified in Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	000-50171 ------------------- (Commission File Number)	36-4415727 --------------------------- (I.R.S. Employer Identification Number)

590 Madison Avenue, 21st Floor, New York, New York ---------------------------------------------------- (Address of Principal Executive Offices)	10022 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(212) 521-4200

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The information contained in Item 5.02(c) hereto is hereby incorporated by reference.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective as of November 12, 2007, Holger Bartel resigned as Executive Vice President of the Company. Mr. Bartel will continue to serve on the Company’s board of directors and will be a consultant for the Company, a role in which he will assist the Chief Executive Officer in managing operational and strategic tasks.

(c)  On November 9, 2007, Travelzoo Inc. (the “Company”) announced the appointment by the Board of Directors of C.J. Kettler, 47, as President, North America effective as of November 12, 2007. Ms. Kettler will lead the Company’s North America division, overseeing content production, finance, sales, marketing and human resources. Ms. Kettler will report to the Company’s Chairman and Chief Executive Officer, Ralph Bartel.

Pursuant to the terms of the Employment Agreement, effective as of November 12, 2007, between Ms. Kettler and the Company, Ms. Kettler will (i) receive base salary at the annualized rate of $400,000 per year, (ii) be eligible to participate in the Company’s North America Executive Bonus Plan, (iii) be eligible to receive a discretionary bonus up to $25,000 per calendar quarter and (iv) be entitled to participate in or receive benefits under the Company’s employee benefit plans. The Company also guaranteed to Ms. Kettler a discretionary bonus equal to $75,000 for the fourth quarter of 2007.

The term of the Employment Agreement is 18 months commencing on November 12, 2007 unless terminated earlier. Ms. Kettler will be entitled to receive severance payments under certain circumstances, including termination without cause or the failure by the Company to offer Ms. Kettler a comparable position following a change of control of the Company.

Prior to joining the Company, Ms. Kettler was the founder and chief executive officer of LIME, a lifestyle media company. From 2002 to 2004, Ms. Kettler served as the managing director and operating executive of Solera Capital. In 2003, Ms. Kettler co-founded Propeller Partners LLC and from 1999 to 2001, Ms. Kettler served as president, sales and integrated marketing, of Oxygen Media. From 1994 to 1999, Ms. Kettler served as the president and chief executive officer of Sunbow Entertainment.

The Company confirms the following:

a.	There is no family relationship between Ms. Kettler and any director or executive officer of the Company.

b.	There is no arrangement or understanding between Ms. Kettler and any other person pursuant to which she was appointed as President, North America.

c.	There are no transactions between Ms. Kettler and the Company that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the Employment Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein. The description of the Employment Agreement contained herein is qualified in its entirety by the full text of such exhibit. A copy of the press release issued by the Company announcing Ms. Kettler’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits. See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO INC. (Registrant)

Date: November 13, 2007	By:	/s/ Wayne Lee
Wayne Lee Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Employment Agreement, effective as of November 12, 2007, by and between Travelzoo Inc. and C.J. Kettler
99.1	Press Release dated November 9, 2007